EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, dated March 31, 2015, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the consolidated financial statements as of December 31, 2014 and for the year then ended, which appears in xG Technology Inc.’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 14, 2016.

/s/ Friedman LLP

East Hanover, New Jersey

April 15, 2016